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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K



                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (EVENT): October 25, 1996



                             THE PARTS SOURCE, INC.
               (exact name of Registrant as specified in charter)



        Florida                      0-27864                     59-3149403
------------------------       -------------------            ----------------
(State of Incorporation)      (Commission File No.)            (IRS Employer
                                                             Identification No.)

                           1751 South Missouri Avenue
                           Clearwater, Florida 34616
                           --------------------------

                    (address of principal executive offices)



                                 (813) 588-0377
                            ------------------------

              (Registrant's Telephone number, including area code)

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Item 2.       Acquisition of Assets

              On October 25, 1996 The Parts Source, Inc., d/b/a/ Ace Auto Parts (the "Company"), acquired from A.P.S., Inc. ("APS"), the business of six auto parts stores located in the state of Florida. The six auto parts stores are located in Ocala, Wildwood, Orlando, Cape Canaveral and Belleview, Florida. Each of the new stores marks the Company's first entry into the respective markets. As a result of the acquisition, the Company now operates 33 auto parts stores, all located in the state of Florida.

              The purchase price of the stores was approximately $3.0 million. As a part of the acquisition, Autoparts Finance Company, Inc. a subsidiary of APS, purchased 227,273 shares of Common Stock of the Company in a private transaction at a cost of $11.00 per share. The balance of the purchase price was paid with cash available from the Company's line of credit with the Barnett Bank, N.A.

              The Company intends to continue the operations of each of the acquired stores as auto parts stores.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              a.     Financial Statements of Business Acquired.

              It is impracticable at this time to provide the required financial statements for the business acquired in the acquisition described in Item 2 above. The Company is in the process of preparing the appropriate financial statements. It is anticipated that such financial statements will be available within 60 days from the date of this report, and will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.

              b.     Pro Forma Financial Information

              No pro forma financial information with respect to the acquisition described in Item 2 above is available at this time. It is anticipated that the required pro forma financial information will be available within 60 days from the date of this report, and will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.



                                      -2-

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
              C.     Exhibits.
                     --------
                        10.1       Agreement of Sale by and Between The Parts
                                   Source, Inc. (the "Purchaser") and A.P.S.
                                   Inc. ("Seller")

                        10.2       Registration Rights Agreement

                        10.3       Investment Agreement


                                   SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                          THE PARTS SOURCE, INC.
                                   -------------------------------------
                                            (Registrant)



Dated:  October 30, 1996             /s/ Thomas D. Cox
                                   ----------------------------------------
                                         Thomas D. Cox, President and Chief
                                         Executive Officer